UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2014

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2014, Chesterfield Financial Holdings LLC (“Chesterfield Financial”), a wholly-owned subsidiary of Reinsurance Company of Missouri, Incorporated (“RCM”), itself a wholly-owned subsidiary of Reinsurance Group of America, Incorporated (“RGA”), issued $300,000,000 in aggregate principal amount of 4.5% Asset-Backed Notes due December 15, 2034 (the “Notes”) in a private placement. The transaction covers a closed block of policies assumed by RGA Reinsurance Company (“RGA Re”), a wholly-owned subsidiary of RCM, between 2006 and 2010, which has been retroceded to Chesterfield Reinsurance Company (“Chesterfield Re”), a wholly-owned subsidiary of Chesterfield Financial, pursuant to a Retrocession Agreement (the “Retrocession Agreement”).

Chesterfield Financial will rely upon the receipt of dividend payments from Chesterfield Re to make payments of interest and principal on the Notes. The ability of Chesterfield Re to make dividend payments to Chesterfield Financial is contingent upon meeting certain regulatory requirements and upon the performance of the block of business retroceded pursuant to the Retrocession Agreement, which business consists of a specified closed block of yearly renewable term reinsurance business (the “Subject Business”).

Under the terms of the Indenture (the “Indenture”) between Chesterfield Financial and The Bank of New York Mellon, as indenture trustee (the “Trustee”), the Trustee may cause acceleration of principal and interest due on the Notes if any of the following events of default occurs and the Trustee has the right to foreclose on those assets of Chesterfield Financial pledged to the Trustee for the benefit of the Note holders (the “Collateral”), subject to any applicable grace periods:

•	Chesterfield Financial fails to pay in full when due any scheduled interest on the Notes, and any such default remains unremedied for a period of five business days;

•	Chesterfield Financial fails to pay in full the outstanding principal amount of the Notes on the stated maturity date thereof;

•	Chesterfield Financial fails to pay in full when due any applicable redemption payment, and such default remains unremedied for a period of five business days;

•	the security interest in the Collateral granted to the Trustee ceases to be a perfected security interest under applicable law;

•	any breach of any representation, warranty or covenant made by Chesterfield Financial under the Indenture or any supplemental indenture, and the breach of any such representation, warranty or covenant remains unremedied for thirty days after the Trustee has given Chesterfield Financial notice of such breach;

•	Chesterfield Financial or Chesterfield Re becomes subject to bankruptcy, insolvency or another similar proceeding; and

•	any default in the payment of any amount due and payable under the Retrocession Agreement, and such default remains unremedied for thirty days.

Additionally, the Notes will be subject to early redemption by Chesterfield Financial in whole, to the extent of available funds, upon the occurrence of any of the following redemption events:

•	RGA Re fails to make any undisputed payment to Chesterfield Re when due under the Retrocession Agreement and such failure to pay remains unremedied after thirty days following notice thereof;

•	Chesterfield Re fails to make any undisputed payment to RGA Re when due under the Retrocession Agreement and as a result of such failure, RGA Re recaptures the Subject Business;

•	any time in which (i) any of RGA Re, Chesterfield Financial or Chesterfield Re are no longer direct or indirect wholly-owned subsidiaries of RGA or (ii) Chesterfield Re is no longer a direct wholly-owned subsidiary of Chesterfield Financial;

•	upon a recapture of the Subject Business by RGA Re under the Retrocession Agreement as a result of certain specified regulatory changes;

•	one or more payments by RGA Re to Chesterfield Re of certain restructuring payments under the Retrocession Agreement which total in aggregate an amount greater than $50 million; and

•	the failure of Chesterfield Re to pay eight consecutive dividend payments in full to Chesterfield Financial when applying an agreed upon dividend formula at each applicable time or the failure of Chesterfield Re to make such a dividend payment in full at any time when RGA is subject to an insolvency proceeding.

Chesterfield Financial may also elect to redeem the Notes at any time, subject to payment of a make-whole amount calculated based on the time of redemption.

Additional information regarding this transaction is set forth in the press release which is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: December 18, 2014	By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of Reinsurance Group of America, Incorporated dated December 16, 2014

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